AMENDMENT TO BYLAWS OF
DUCKWALL-ALCO STORES, INC.
EFFECTIVE AS OF APRIL 14, 2010

Section 13 of the Bylaws is amended and restated in its entirety to read as follows:

Management.  The business and affairs of the corporation shall be managed by a Board of Directors.  Unless and until changed by the Board of Directors as hereinafter provided, the number of directors to constitute the Board of Directors shall be not less than three (3) nor more than seven (7).  The Board of Directors shall have the power to change the number of directors by resolution adopted by a majority of the whole Board.  Unless required by the articles of incorporation, directors need not be stockholders.  In addition to the powers and authorities by these bylaws and the articles of incorporation expressly conferred upon it, the Board of Directors may exercise all such powers of the corporation, and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.